McCurdy & Associates CPA's Inc.                          27955 Clemens Road
                                                      Westlake, Ohio  44145
                                                       Phone: (216)835-8500
                                                         Fax: (216)835-1093


                       INDEPENDENT AUDITOR'S REPORT

To The Shareholders and
Board of Directors
Triumph Funds, Inc.

We have audited the accompanying statement of assets and liabilities of the Asset Allocation Fund (the sole portfolio of the Triumph Funds, Inc.) including the schedule of investments, as of September 30, 1996, and the related statements of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years since inception in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Asset Allocation Fund of the Triumph Funds, Inc. as of September 30, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years since inception in the period then ended, in conformity with generally accepted accounting principles.



McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
October 22, 1996